UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2006

Technical Olympic USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On October 31, 2006 and November 1, 2006, Technical Olympic USA, Inc. (the "Registrant") and its subsidiary, TOUSA Homes L.P. ("TOUSA Homes" and collectively with the Registrant, the "Companies") , received letters (the "Demand Letters") from Deutsche Bank Trust Company Americas (the "Administrative Agent") demanding payment under certain guaranties entered into in connection with the issuance of debt to the Registrant’s unconsolidated Transeastern joint venture (the "Joint Venture"). The Joint Venture has borrowed $675.0 million of third party debt pursuant to a senior credit agreement, senior mezzanine credit agreement and junior mezzanine credit agreement (the "Credit Agreements"). Deutsche Bank serves as the administrative agent for each of the Credit Agreements. The Credit Agreements are secured by the Joint Venture’s assets and ownership interests and are non-recourse to the Companies, except that the Companies have entered into completion agreements relating to completion of work on property as to which work was in process at the time of execution of the Credit Agreements on August 1, 2005, in the event the Joint Venture failed to do so (the "Completion Guarantees") and carve out guarantees to indemnify the lenders for losses resulting from fraud, misappropriation and similar acts by the Joint Venture or full repayment of the loans in the event the Joint Venture voluntarily filed for bankruptcy protection (the "Carve Out Guarantees" and collectively with the Completion Guarantees, the "Guarantees").

The Demand Letters allege that the Joint Venture has failed to comply with certain of its obligations pursuant to the Credit Agreements and as a result multiple potential defaults and events of default have occurred which allegedly have triggered the Companies’ obligations pursuant to the Guarantees, and demand that the Companies pay all of the outstanding obligations under each of the Credit Agreements. The Companies do not believe that their obligations pursuant to the Guarantees have been triggered, have formally disputed the allegations and are in discussions with the Administrative Agent and the lenders concerning this situation.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Olympic USA, Inc.

November 6, 2006	By:	Randy L. Kotler

Name: Randy L. Kotler
Title: Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer